SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) November 26, 2012

Digerati Technologies, Inc.

(a Nevada Corporation)

Nevada	001-15687	74-2849995
(State if Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mr. John Howell
770 South Post Oak Lane, Suite 435

Houston, Texas 77056-1937

(713) 877-8333

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01- Completion of Acquisition of Assets

Effective November 26, 2012 Digerati Technologies, Inc. (a Nevada corporation) completed the transaction anticipated in the definitive Agreement and Plan of Reorganization for a business combination via the acquisition of 100% of the outstanding equity interests of Waste Deep, Inc., by Digerati Technologies, Inc. Waste Deep, Inc. acquired two oil field service companies operating in the area of the Bakken shale formation, Dishon Disposal, Inc. and Hurley Enterprises, Inc. These companies are located in the heart of the Bakken, one of the most important oil fields in the world today, and are well positioned for strong growth.

Dishon Disposal Inc. (“Dishon”) is a waste disposal facility with a 25 year operating history, focusing on disposal of solid and liquid wastes from oil field exploration and production activities. The solid waste is disposed of by putting it into specially prepared synthetic lined pits and the liquid waste is treated with industry water treatment technology, which can be applied across multiple industries outside of the oil field. The company is well respected in the community.

Hurley Enterprises, Inc. (“Hurley”) is also an oil field support services company that functions as a drilling site service company, with 98 service and rental lines of revenue. Hurley provides everything from skid houses, telecommunications services, booster booths, Porta Potties, generators, potable water, and mess halls in service to many of the major drilling contractors and oil majors in the Bakken. Hurley has several sole source contracts with strategic contractors in the Bakken that will provide large growth opportunity within the next three (3) years and positions Hurley to take advantage of what the major oil producers in the area believe to be Bakken activity at the same or larger activity level for at least 30 years.

In connection with the acquisition Digerati Technologies moved its headquarters to Houston, Texas and its common stock continues to trade on the Over-the-Counter Market under the symbol “DTGID”. The company will continue to operate its telecommunications business through its wholly owned subsidiary Shift8 Technologies, Inc.

As required by Item 9.01 of Form 8-K, within 71 days after the date hereof, the company will prepare and file with the SEC an amendment to this Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

ITEM 3.02 - Unregistered Sales of Equity Securities

In connection with the acquisition described in Item 2.01, effective November 26, 2012, the registrant issued 58,607 shares of series A preferred stock that is convertible into 58,607,000 shares of common stock to the stockholders of Waste Deep, Inc., and others in exchange for their respective interests in the acquired partnerships.

The shares were issued without registration in reliance on the exemption in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. We believe the exemption is available because of the substantial preexisting relation with the parties and the offering was made solely and only to the parties without any public offering or solicitation.

ITEM 5.01 – Change in Control of Registrant

Because of the acquisition described in Item 2.01 and the issuance of common stock described in Item 3.02, there was a change in control effective November 26, 2011. The identity of the persons who acquired control, the basis of the control, the identity of the persons from whom the control was assumed, any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters as well as the information required by Item 403(c) of Regulation S-K are included in the Information Statement filed pursuant to Section 14(f) of the Securities Exchange Act and SEC Rule 14f-1 on November 16, 2012.

ITEM 5.02- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with our acquisition of Waste Deep, Inc. and our name change to HD Energy Services, Inc., we elected three directors that replaced two of our directors. We also moved our Sr. Vice President of Finance & Controller into the position of Chief Financial Officer. The business background of our new director and chief executive officer is included in the information statement we filed with the Securities and Exchange Commission and mailed to the stockholders on the 16th day of November, 2012. The information statement is incorporated herein by reference and is available on the SEC web site: http://www.sec.gov.

NAME	AGE	POSITION
John Howell	66	Chairman, Chief Executive Officer, President, and Director
Arthur L. Smith	48	Director
Kelley V. Kirker	53	Director
William E. McIlwain	71	Director
Antonio Estrada Jr.	38	Chief Financial Officer

John Howell has served as Chairman, Chief Executive Officer, President, and Director since November 16, 2012. He earned a Bachelor of Science degree in Aerospace Engineering from Oregon State University with graduate studies at the University of San Francisco in Organizational Development and Change. He joined Arrayit Corporation in July 2008, served as a consultant until June 2009, and became Chairman, CEO, and President of Arrayit Diagnostics upon its formation in June 2009 until the present. He has over 30 years’ experience in the development, creation and management of sales and marketing platforms and internal management systems for businesses in health care, real estate, technology and telecommunications. For the past 15 years, he was primarily engaged in the technology and telecommunications fields, serving as CEO of Eversys Corporation, a manufacturer of computer equipment for the local area network from January 1997 - November 1997; Vice President of Sales & Marketing for TeraGlobal Communications, a manufacturer of equipment for the convergence of voice, video and data from December 1997 - October 1998; Executive Vice President of Rim Semiconductor Corp., a late development stage fabless communications semiconductor company from April 2000 - September 2002; Executive Vice President and Chief Operating Officer of Kingdom Ventures, Inc., a marketing company for the Christian community from October 2002 - April 2003; and President of NutraCea, (OTCBB: NTRZ) an international nutraceutical company from April 2003 - July 2004.

Arthur L. Smith served as our Chief Executive Officer and Director since May 2003 and relinquished his Chief Executive Officer position to John Howell on November 16, 2012. He has over 20 years of specialized experience in technology and global telecommunications. As founder of Digerati Technologies, Inc., he held various positions within the company, including Chairman and CEO from June 1996 through July 2002 and President of the company's Mexican subsidiary from August 2002 through April 2003. He is also co-founder and former Chairman of Globalscape, Inc., a leading provider of Internet-based information exchange solutions and previous wholly-owned subsidiary of Digerati. Globalscape was spun-off to the company's stockholders in 2000 (NYSE: GSB). Prior to founding Digerati Technologies, Inc. in 1994, he was the Director of International Sales for GeoComm Partners, Inc., an international telecommunications firm providing satellite network services to Fortune 500 corporations. He is frequently invited to speak or serve on panels at professional and trade events related to the global telecommunications industry such as Simposio Annual ASISAT 2001 organized by the Asociación de la Industria Satelital Mexicana and the Latin America Telecommunications Conference 2002 organized by the North Texas Global Telecommunications Society. He attended the University of Texas-Pan American.

Kelley V. Kirker has served as a Director since November 26, 2012. For the past 30 years he has served as independent consultant to public and private companies in the areas of software programming, document management, content development and business management. Since 2005, he served as Vice President of Operations for Nussentials Corporation, a privately held direct seller of health and wellness products by means of the network marketing business model. Since January 2004, he served as President of Ongoing Solutions a privately held consulting company that provides business development, acquisition review, public filing assistance, website development and other support services to small businesses. From July 2008 until March 2009, he was a member of the board of directors of Mint Leasing, Inc., a publicly traded vehicle leasing company. He holds a B.S. degree in Computer Science from Trinity University in San Antonio, Texas.

William E. McIlwain has served as a Director since November 26, 2012. He and a partner founded Gary Greene Realtors in 1969. Together, they built it to become the largest and most productive real estate company in Houston, Texas, and the 50th largest in the United States by the year 2000. In 2000, Prudential Real Estate Services provided a leveraged buyout opportunity, wherein the upper management team had the opportunity to take over ownership on March 2000, whereupon it became Prudential Gary Greene Realtors. He bought back in as a partner and remained until October 2004, when he sold his interest and retired from the real estate business. Since that time, he has been involved in commercial real estate site location and sales and more recently in industrial pipe sales throughout the southern United States. His professional career included director of the Houston Association of Realtors (HAR); chairman of the HAR professional standards committee; chairman of the HAR economic development committee; HAR MLS committee; HAR secretary-treasurer; director of the Texas Association of Realtors; five terms on the advisory board of the Better Homes and Gardens Real Estate Service; one term on the national advisory council for Prudential Real Estate Affiliates; member of the Prudential Relocation Advisory Council; director of the Greater Houston Builders Association; member of the USAA advisory board; director of the National Association of Realtors; and past Platinum Broker Member of the Cendant Mobility Broker Network.

Antonio Estrada Jr. served as our Sr. Vice President of Finance from August 2007 until November 2012 when he was elected Chief Financial Officer. He is a seasoned financial executive with over 12 years of experience in the telecommunications industry with experience in financial reporting, modeling, strategic planning, grant writing, and cash management.  From January 1999 to 2008, he served in various roles within Digerati, including International Accounting Manager, Treasurer, Internal Auditor, and Controller. Prior to joining Digerati in 1999, Antonio served as a Senior Accountant for the Epilepsy Association of San Antonio and South Texas.  Antonio graduated from the University of Texas at San Antonio, with a Bachelors of Business Administration, with a concentration in Accounting.

The following disclosure is provided under Item 404(a) of Regulation S-K.

ITEM 9.01 – Financial Statements and Exhibits

EXHIBIT NO	DESCRIPTION

Exhibit 2.1	Agreement and Plan of Reorganization among Digerati Technologies, Inc., Waste Deep, Inc. and the securityholders of Waste Deep, Inc. dated November 15, 2012

Exhibit 4.1	Designation of Series A Preferred Stock, filed with the Secretary of State of Nevada on November 20, 2012

Exhibit 99.1	Press Release dated November ___, announcing the appointment of John Howell, Kelley V. Kirker and William E. McIlwain and announcing completion of the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: November 30, 2012	By:	/s/ John Howell
	Name:	John Howell
	Title:	Chairman of the Board and CEO